Exhibit 99.1

Fortune Brands Reports Sales and EPS for Q4 and Full Year; Provides 2018 Annual Outlook for Continued Growth

Highlights from continuing operations:

  Q4 2017 sales increased 6 percent year-over-year to $1.4 billion with EPS of $0.83; EPS before charges/gains increased 13 percent to $0.80
  Full-year 2017 sales increased 6 percent with EPS of $3.05; EPS before charges/gains increased 12 percent to $3.08
  Company expects full-year 2018 EPS before charges/gains to grow to $3.54 - $3.66 on sales growth of 6 - 7 percent

DEERFIELD, Ill.--(BUSINESS WIRE)--February 1, 2018--Fortune Brands Home & Security, Inc. (NYSE: FBHS), an industry-leading home and security products company, today announced fourth quarter 2017 results from continuing operations and provided its 2018 annual outlook for sales and earnings per share.

“In the fourth quarter our teams drove strong sales growth. Sales momentum built month-to-month throughout the quarter as we overcame a soft October due to storms, and again delivered strong operating margin across all segments,” said Chris Klein, chief executive officer, Fortune Brands. “In the full year 2017, we executed well against our strategy of profitable growth and achieved solid results that continue to reflect healthy consumer demand for our home and security products, despite continued trade labor constraints that can act as a governor on growth. With our consistently solid execution, we are well-positioned for continued strong performance in 2018 as the housing market continues its elongated recovery.”

Fourth Quarter 2017

For the fourth quarter of 2017, sales were $1.4 billion, an increase of 6 percent over the fourth quarter of 2016. Earnings per share were $0.83, compared to $0.67 in the prior-year quarter. EPS before charges/gains were $0.80, compared to $0.71 the same quarter last year. Operating income was $163.0 million, compared to $166.4 million in the prior-year quarter. Operating income before charges/gains was $186.6 million, compared to $172.8 million the same quarter last year, up 8 percent.

For each segment in the fourth quarter of 2017, compared to the prior-year quarter:

  Plumbing sales increased 10 percent and 9 percent organically driven by strong point-of-sale performance across channels, and share gains in China. Segment operating margin before charges/gains was 20.8 percent.
  Cabinet sales increased 4 percent led by low double digit growth of in-stock cabinets and vanities, and high single digit growth in builder direct. Segment operating margin before charges/gains was 10.7 percent.
  Door sales were up 6 percent driven by growth in both the wholesale and retail channels, and operating margin before charges/gains was 14.5 percent, an increase of 120 basis points.
  Security sales increased 4 percent, driven by strong U.S. retail, safety and international sales. Operating margin before charges/gains was 15.0 percent.

Full Year 2017

For the full year 2017, sales were $5.3 billion, an increase of 6 percent over 2016. Earnings per share were $3.05 compared to $2.61 in the prior year, and EPS before charges/gains were $3.08 versus $2.75 last year, an increase of 12 percent.

“In 2017 we continued to execute our strategy of disciplined, profitable growth as we increased earnings per share 12 percent. Our sales grew 6 percent and our operating margin before charges/gains increased to 13.7 percent, demonstrating that we continue to execute well in a market that is recovering gradually. Overall, we are driving profitable growth across a great portfolio of businesses,” said Klein.

“In addition to growing our earnings, we continued to deploy capital in value-creating ways as we bought back $215 million of our shares, spent approximately $140 million on two plumbing acquisitions, and increased our quarterly dividend for the 5th consecutive year. Our balance sheet remained strong during 2017,” said Patrick Hallinan, chief financial officer, Fortune Brands. “As of December 31, 2017, cash was $323 million and debt was $1.5 billion, resulting in net debt to EBITDA of 1.4 times and giving us substantial flexibility to continue to create incremental shareholder value. Additionally, free cash flow was $464 million.”

Annual Outlook for 2018

The Company’s 2018 annual outlook is based on a U.S. home products market growth assumption of 5 to 7 percent and an assumption of 5 to 6 percent growth for our total global market. The Company expects full-year 2018 sales growth in the range of 6 to 7 percent.

The Company expects EPS before charges/gains to be in the range of $3.54 to $3.66, the midpoint of which is 17 percent higher than last year, including the positive impact of a reduction in the U.S. corporate tax rate.

“We are excited about the new tax legislation. The one-time adjustments we had to make in 2017 were nominal and positive overall, and going forward the impact should be significantly favorable. We estimate our 2018 effective tax rate will be between 24 and 26 percent,” said Klein. “As a large U.S. manufacturer, with a large majority of our sales and employees based in the U.S., we are a clear winner as a result of this change and are better positioned than we were just six weeks ago. We look forward to leveraging our improved position to sell even more products in the most exciting housing market in the world.”

“Entering 2018 our annual outlook again calls for strong performance based on improved earnings; a continued focus on disciplined, profitable growth; and the financial flexibility we have to drive incremental growth,” continued Klein. “Although we continue to drive sales and profit growth, I believe we have only begun to test our full value creation potential in this housing market. Additionally, tax reform is a significant positive that will enable us to continue to invest in our businesses, and deploy additional capital to drive long-term shareholder value. We continue to believe we are well-positioned to leverage our structural competitive advantages and drive profitable growth well into the future.”

About Fortune Brands

Fortune Brands Home & Security, Inc. (NYSE: FBHS), headquartered in Deerfield, Ill., creates products and services that fulfill the dreams of homeowners and help people feel more secure. The Company’s four operating segments are Cabinets, Plumbing, Doors and Security. Its trusted brands include more than a dozen core brands under MasterBrand Cabinets; Moen, Perrin & Rowe, Riobel, ROHL, Shaws and Victoria + Albert under the Global Plumbing Group (GPG); Therma-Tru entry door systems; and Master Lock and SentrySafe security products under The Master Lock Company. Fortune Brands holds market leadership positions in all of its segments. Fortune Brands is part of the S&P 500 Index. For more information, please visit www.FBHS.com.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This press release contains certain “forward-looking statements” regarding business strategies, market potential, future financial performance, the potential of our categories and brands, potential impact of the Tax Cuts and Jobs Act of 2017, and other matters. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “estimates,” “plans,” “look to,” “outlook,” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward-looking in nature and not historical facts. Where, in any forward-looking statement, we express an expectation or belief as to future results or events, such expectation or belief is based on the current plans and expectations of our management. Although we believe that these statements are based on reasonable assumptions, they are subject to numerous factors, risks and uncertainties that could cause actual outcomes and results to be materially different from those indicated in such statements. Our actual results could differ materially from the results contemplated by these forward-looking statements due to a number of factors, including the factors discussed in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2016, filed with the Securities and Exchange Commission. The forward-looking statements included in this release are made as of the date hereof, and except as required by law, we undertake no obligation to update, amend or clarify any forward-looking statements to reflect events, new information or circumstances occurring after the date of this release.

Use of Non-GAAP Financial Information

This press release includes measures not derived in accordance with generally accepted accounting principles (“GAAP”), such as diluted earnings per share before charges/gains, operating income before charges/gains, net debt to EBITDA, operating margin before charges/gains and free cash flow. These measures should not be considered in isolation or as a substitute for any measure derived in accordance with GAAP and may also be inconsistent with similar measures presented by other companies. Reconciliations of these measures to the most closely comparable GAAP measures, and reasons for the Company’s use of these measures, are presented in the attached pages.

FORTUNE BRANDS HOME & SECURITY, INC.
(In millions, except per share amounts)
(Unaudited)

Net Sales

	Three Months Ended December 31,				Twelve Months Ended December 31,
	2017	2016	% Change		2017	2016	% Change
Net Sales (GAAP)				Net Sales (GAAP)
Cabinets	$625.9	$600.6	4	Cabinets	$2,467.1	$2,397.8	3
Plumbing	469.3	426.4	10	Plumbing	1,720.8	1,534.4	12
Doors	128.7	121.7	6	Doors	502.9	473.0	6
Security	158.6	152.9	4	Security	592.5	579.7	2
Total Net Sales	$1,382.5	$1,301.6	6	Total Net Sales	$5,283.3	$4,984.9	6

Current Quarter Operating Income

	Before Charges & Gains				GAAP

	Three Months Ended December 31,				Three Months Ended December 31,
Operating Income (loss) Before Charges/Gains (a)	2017	2016	% Change	Operating Income (loss)	2017	2016	% Change
Cabinets	$67.0	$63.8	5	Cabinets	$61.8	$63.8	(3)
Plumbing	97.5	87.7	11	Plumbing	92.8	83.7	11
Doors	18.7	16.2	15	Doors	18.7	15.8	18
Security	23.8	23.9	-	Security	16.0	21.9	(27)
Corporate:				Corporate:
General and administrative expense	(21.4)	(19.5)	(10)	General and administrative expense	(26.5)	(19.4)	(37)
Defined benefit plan income (b)	1.0	0.7	43	Defined benefit plan income (1)	0.2	0.6	(67)
Total Corporate Expenses	(20.4)	(18.8)	(9)	Total Corporate Expenses	(26.3)	(18.8)	(40)

Total Operating Income Before Charges/Gains	$186.6	$172.8	8	Total Operating Income (GAAP)	$163.0	$166.4	(2)

Earnings Per Share Before Charges/Gains (c)				Diluted EPS from Continuing Operations (GAAP)
Diluted - Continuing Operations	$0.80	$0.71	13	Diluted EPS - Continuing Operations	$0.83	$0.67	24

EBITDA Before Charges/Gains (d)	$219.8	$204.2	8	Income from Continuing Operations, net of tax	$128.0	$104.4	23

Year to Date Operating Income

	Before Charges & Gains				GAAP

	Twelve Months Ended December 31,				Twelve Months Ended December 31,
Operating Income (loss) Before Charges/Gains (a)	2017	2016	% Change	Operating Income (loss)	2017	2016	% Change
Cabinets	$272.4	$259.6	5	Cabinets	$267.2	$257.8	4
Plumbing	370.9	332.2	12	Plumbing	363.6	326.3	11
Doors	74.5	62.3	20	Doors	74.5	61.9	20
Security	88.5	81.6	8	Security	72.4	66.6	9
Corporate:				Corporate:
General and administrative expense	(85.2)	(80.8)	(5)	General and administrative expense	(90.3)	(80.7)	(12)
Defined benefit plan income (b)	4.2	2.9	45	Defined benefit plan income (1)	4.7	0.8	488
Total Corporate Expenses	(81.0)	(77.9)	(4)	Total Corporate Expenses	(85.6)	(79.9)	(7)

Total Operating Income Before Charges/Gains	$725.3	$657.8	10	Total Operating Income (GAAP)	$692.1	$632.7	9

Earnings Per Share Before Charges/Gains (c)				Diluted EPS From Continuing Operations (GAAP)
Diluted - Continuing Operations	$3.08	$2.75	12	Diluted EPS - Continuing Operations	$3.05	$2.61	17

EBITDA Before Charges/Gains (d)	$854.7	$776.5	10	Income from Continuing Operations, net of tax	$475.3	$412.4	15

(1) Corporate expenses as derived in accordance with GAAP include the components of defined benefit plan income/(expense) other than service cost including actuarial gains and losses.

(a) (b) (c) (d) For definitions of Non-GAAP measures, see Definitions of Terms page

FORTUNE BRANDS HOME & SECURITY, INC.
CONDENSED CONSOLIDATED BALANCE SHEET (GAAP)
(In millions)
(Unaudited)

	December 31,	December 31,
	2017	2016

Assets
Current assets
Cash and cash equivalents	$323.0	$251.5
Accounts receivable, net	555.3	550.7
Inventories	580.8	531.1
Other current assets	142.6	111.9
Total current assets	1,601.7	1,445.2

Property, plant and equipment, net	740.0	662.5
Goodwill	1,912.0	1,833.8
Other intangible assets, net of accumulated amortization	1,162.4	1,107.0
Other assets	95.3	80.0
Total assets	$5,511.4	$5,128.5

Liabilities and Equity
Current liabilities
Accounts payable	$428.8	$393.8
Other current liabilities	478.0	449.0
Total current liabilities	906.8	842.8

Long-term debt	1,507.6	1,431.1
Deferred income taxes	166.8	163.5
Other non-current liabilities	329.1	328.1
Total liabilities	2,910.3	2,765.5

Stockholders' equity	2,599.5	2,361.5
Noncontrolling interests	1.6	1.5
Total equity	2,601.1	2,363.0
Total liabilities and equity	$5,511.4	$5,128.5

FORTUNE BRANDS HOME & SECURITY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Twelve Months Ended December 31,
	2017	2016
Operating Activities
Net income	$472.7	$413.2
Depreciation and amortization	130.3	122.7
Asset impairment charges	15.3	-
Recognition of actuarial (gains) losses	(0.5)	1.9
Deferred taxes	(18.7)	(25.8)
Loss on sale of product line	2.4	-
Other noncash items	45.9	36.7
Changes in assets and liabilities, net	(47.1)	101.8
Net cash provided by operating activities	$600.3	$650.5

Investing Activities
Capital expenditures	$(165.0)	$(149.3)
Proceeds from the sale of assets	0.4	3.9
Proceeds from sale of product line	1.5	-
Cost of acquisitions, net of cash	(124.6)	(239.7)
Net cash used in investing activities	$(287.7)	$(385.1)

Financing Activities
Increase in debt, net	$75.0	$258.9
Proceeds from the exercise of stock options	28.5	25.5
Treasury stock purchases	(214.8)	(424.5)
Dividends to stockholders	(110.3)	(98.2)
All other, net	(28.5)	(12.1)
Net cash used in financing activities	$(250.1)	$(250.4)

Effect of foreign exchange rate changes on cash	9.0	(2.0)

Net increase in cash and cash equivalents	$71.5	$13.0
Cash and cash equivalents at beginning of period	251.5	238.5
Cash and cash equivalents at end of period	$323.0	$251.5

FREE CASH FLOW	Twelve Months Ended December 31,
	2017	2016

Free Cash Flow*	$464.2	$530.6
Add:
Capital expenditures	165.0	149.3
Less:
Proceeds from the sale of assets	0.4	3.9
Proceeds from the exercise of stock options	28.5	25.5
Cash Flow From Operations (GAAP)	$600.3	$650.5

* Free cash flow is cash flow from operations calculated in accordance with U.S. generally accepted accounting principles ("GAAP") less net capital expenditures (capital expenditures less proceeds from the sale of assets including property, plant and equipment, and the proceeds from the exercise of stock options). Free cash flow does not include adjustments for certain non-discretionary cash flows such as mandatory debt repayments. Free cash flow is a measure not derived in accordance with GAAP. Management believes that free cash flow provides investors with helpful supplemental information about the Company's ability to fund internal growth, make acquisitions, repay debt and related interest, pay dividends and repurchase common stock. This measure may be inconsistent with similar measures presented by other companies.

FORTUNE BRANDS HOME & SECURITY, INC.
CONSOLIDATED STATEMENT OF INCOME (GAAP)
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2017	2016	% Change	2017	2016	% Change

Net Sales	$1,382.5	$1,301.6	6	$5,283.3	$4,984.9	6

Cost of products sold	889.5	827.5	7	3,350.8	3,180.3	5

Selling, general
and administrative expenses	317.1	298.5	6	1,194.8	1,129.9	6

Amortization of intangible assets	8.1	7.7	5	31.7	28.1	13

Loss on sale of product line	-	-	-	2.4	-	100

Asset impairment charges	-	-	-	3.2	-	100

Restructuring charges	4.8	1.5	220	8.3	13.9	(40)

Operating Income	163.0	166.4	(2)	692.1	632.7	9

Interest expense	12.9	11.6	11	49.4	49.1	1

Other expense, net	7.7	1.6	381	7.9	1.5	427

Income from continuing operations before income taxes	142.4	153.2	(7)	634.8	582.1	9

Income taxes	14.4	48.8	(70)	159.5	169.7	(6)

Income from continuing operations, net of tax	$128.0	$104.4	23	$475.3	$412.4	15

(Loss) Income from discontinued operations, net of tax	-	(0.7)	100	(2.6)	0.8	(425)

Net income	$128.0	$103.7	23	$472.7	$413.2	14

Less: Noncontrolling interests	-	0.1	(100)	0.1	-	100

Net income attributable to
Fortune Brands Home & Security	$128.0	$103.6	24	$472.6	$413.2	14

Earnings Per Common Share, Diluted:
Net Income from continuing operations	$0.83	$0.67	24	$3.05	$2.61	17

Diluted Average Shares Outstanding	154.4	156.8	(1)	155.8	157.8	(1)

DILUTED EPS BEFORE CHARGES/GAINS RECONCILIATION

For the three months ended December 31, 2017, diluted EPS before charges/gains is net income from continuing operations, net of tax including the impact from noncontrolling interests calculated on a diluted per-share basis excluding $17.7 million ($12.5 million after tax or $0.08 per diluted share) of restructuring and other charges, actuarial losses associated with our defined benefit plans of $0.8 million ($0.6 million after tax or $0.01 per diluted share), asset impairments of $12.1 million ($7.9 million after tax or $0.05 per diluted share) and a net benefit related to the Tax Cuts and Jobs Act of 2017 of $25.7 million ($0.17 per diluted share).

For the twelve months ended December 31, 2017, diluted EPS before charges/gains is net income from continuing operations, net of tax including the impact from noncontrolling interests calculated on a diluted per-share basis excluding $23.0 million ($16.3 million after tax or $0.10 per diluted share) of restructuring and other charges, asset impairments of $15.3 million ($11.1 million after tax or $0.07 per diluted share), the loss on sale of product line of $2.4 million ($2.5 million after tax or $0.02 per diluted share), the impact of income from actuarial gains associated with our defined benefit plans of $0.5 million ($0.3 million after tax) and a net benefit related to the Tax Cuts and Jobs Act of 2017 of $25.7 million ($0.16 per diluted share).

For the three months ended December 31, 2016, diluted EPS before charges/gains is income from continuing operations, net of tax and including the impact from noncontrolling interests calculated on a diluted per-share basis excluding $6.4 million ($4.8 million after tax or $0.03 per diluted share) of restructuring and other charges and expense related to a tax item of $1.5 million ($0.01 per diluted share).

For the twelve months ended December 31, 2016, diluted EPS before charges/gains is income from continuing operations, net of tax and including the impact from noncontrolling interests calculated on a diluted per-share basis excluding $23.2 million ($16.5 million after tax or $0.10 per diluted share) of restructuring and other charges, the impact of the write-off of prepaid debt issuance cost of $1.3 million ($0.8 million after tax or $0.01 per diluted share), expense related to tax items of $3.1 million ($0.02 per diluted share), and actuarial losses of $1.9 million ($1.3 million after tax or $0.01 per diluted share).

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2017	2016	% Change	2017	2016	% Change

Earnings Per Common Share - Diluted
Diluted EPS Before Charges/Gains - Continuing Operations (c)	$0.80	$0.71	13	$3.08	$2.75	12

Restructuring and other charges	(0.08)	(0.03)	(167)	(0.10)	(0.10)	-
Asset impairment charges (e)	(0.05)	-	-	(0.07)	-	-
Loss on sale of product line	-	-	-	(0.02)	-	-
Defined benefit plan actuarial gains/(losses)	(0.01)	-	-	-	(0.01)	100
Write-off of prepaid debt issuance costs	-	-	-	-	(0.01)	100
Tax items	0.17	(0.01)	-	0.16	(0.02)	900

Diluted EPS - Continuing Operations	$0.83	$0.67	24	$3.05	$2.61	17

RECONCILIATION OF FULL YEAR 2018 EARNINGS GUIDANCE TO GAAP

The Company is targeting diluted EPS before charges/gains from continuing operations to be in the range of $3.54 to $3.66 per share. For the full year, on a GAAP basis, the Company is targeting diluted EPS from continuing operations to be in the range of $3.44 to $3.56 per share. Reconciliation of non-GAAP diluted EPS guidance to GAAP diluted EPS guidance cannot be provided without unreasonable efforts on a forward-looking basis due to the high variability and low visibility with respect to gains and losses associated with our defined benefit plans and restructuring and other charges, which are excluded from the diluted EPS before charges/gains. In addition, the Company's GAAP EPS range assumes the Company incurs no gains or losses associated with its defined benefit plans during 2018.

(c) (e) For definitions of Non-GAAP measures, see Definitions of Terms page

FORTUNE BRANDS HOME & SECURITY, INC.
(In millions)
(Unaudited)

RECONCILIATION OF EBITDA BEFORE CHARGES/GAINS TO INCOME FROM CONTINUING OPERATIONS

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2017	2016	% Change	2017	2016	% Change

EBITDA BEFORE CHARGES/GAINS (d)	$219.8	$204.2	8	$854.7	$776.5	10

Depreciation *	$(25.8)	$(25.3)	(2)	$(98.6)	$(92.1)	(7)
Amortization of intangible assets	(8.1)	(7.7)	(5)	(31.7)	(28.1)	(13)
Restructuring and other charges	(17.7)	(6.4)	(177)	(23.0)	(23.2)	1
Interest expense **	(12.9)	(11.6)	(11)	(49.4)	(49.1)	(1)
Loss on sale of product line	-	-	-	(2.4)	-	(100)
Asset impairments	(12.1)	-	(100)	(15.3)	-	(100)
Defined benefit plan actuarial gains/(losses)	(0.8)	-	(100)	0.5	(1.9)	126
Income taxes	(14.4)	(48.8)	70	(159.5)	(169.7)	6

Income from continuing operations, net of tax	$128.0	$104.4	23	$475.3	$412.4	15

* Depreciation excludes accelerated depreciation of ($2.5) million for the twelve months ended December 31, 2016. Accelerated depreciation is included in restructuring and other charges.
** Interest expense includes the write-off of prepaid debt issuance costs of ($1.3) million for the twelve months ended December 31, 2016.

CALCULATION OF NET DEBT-TO-EBITDA BEFORE CHARGES/GAINS RATIO

As of December 31, 2017
Long-term debt *			1,507.6
Total debt			1,507.6
Less:
Cash and cash equivalents *			323.0
Net debt (1)			1,184.6
For the twelve months ended December 31, 2017
EBITDA before charges/gains (2) (d)			854.7

Net debt-to-EBITDA before charges/gains ratio (1/2)			1.4

* Amounts are per the unaudited Condensed Consolidated Balance Sheet as of December 31, 2017.

(d) For definitions of Non-GAAP measures, see Definitions of Terms page

FORTUNE BRANDS HOME & SECURITY, INC.
Reconciliation of Income Statement - GAAP to Before Charges/Gains Information
Three Months Ended December 31,
$ in millions, except per share amounts
(unaudited)

		Before Charges/Gains adjustments

		Restructuring	Defined benefit	Asset		Before
	GAAP	and other	plan actuarial	impairments	Tax Items (1)	Charges/Gains
	(unaudited)	charges	(gains)/losses			(Non-GAAP)

2017	FOURTH QUARTER

Net Sales	$1,382.5	-	-	-	-

Cost of products sold	889.5	(8.1)	(0.3)	-	-
Selling, general & administrative expenses	317.1	(4.8)	(0.5)	(5.1)	-
Amortization of intangible assets	8.1	-	-	-	-
Restructuring charges	4.8	(4.8)	-	-	-

Operating Income	163.0	17.7	0.8	5.1	-	186.6

Interest expense	12.9	-	-	-	-
Other expense, net	7.7	-	-	(7.0)	-
Income from continuing operations before income taxes	142.4	17.7	0.8	12.1	-	173.0

Income taxes	14.4	5.2	0.2	4.2	25.7

Income from continuing operations, net of tax	$128.0	12.5	0.6	7.9	(25.7)	$123.3

Income from discontinued operations, net of tax	-	-	-	-	-

Net Income	128.0	-	-	-	-

Less: Noncontrolling interests	-	-	-	-	-

Net Income attributable
to Fortune Brands Home & Security, Inc.	$128.0	12.5	0.6	7.9	(25.7)	$123.3

Income from continuing operations, net of tax
less noncontrolling interests	$128.0	12.5	0.6	7.9	(25.7)	$123.3

Diluted Average Shares Outstanding	154.4					154.4

Diluted EPS - Continuing Operations	0.83					0.80

2016

Net Sales	$1,301.6	-	-	-	-

Cost of products sold	827.5	(4.0)	-	-	-
Selling, general & administrative expenses	298.5	(0.9)	-	-	-
Amortization of intangible assets	7.7	-	-	-	-
Restructuring charges	1.5	(1.5)	-	-	-

Operating Income	166.4	6.4	-	-	-	172.8

Interest expense	11.6	-	-	-	-
Other expense, net	1.6	-	-	-	-
Income from continuing operations before income taxes	153.2	6.4	-	-	-	159.6

Income taxes	48.8	1.6	-	-	(1.5)

Income from continuing operations, net of tax	$104.4	4.8	-	-	1.5	$110.7

Loss from discontinued operations, net of tax	(0.7)	-	-	-	-

Net Income	103.7	-	-	-	-

Less: Noncontrolling interests	0.1	-	-	-	-

Net Income attributable
to Fortune Brands Home & Security, Inc.	$103.6	4.8	-	-	1.5	$109.9

Income from continuing operations, net of tax
less noncontrolling interests	$104.3	4.8	-	-	1.5	$110.6

Diluted Average Shares Outstanding	156.8					156.8

Diluted EPS - Continuing Operations	0.67					0.71

(1) Tax Items for the three months ended December 31, 2017 reflect a reduction of income taxes of $25.7 million due to the net impact of the Tax Cuts and Jobs Act of 2017 (the “Tax Act”). This net benefit represents the Company’s current best estimate of the impact of the Tax Act and this estimate may be updated in the future as new information becomes available, including the issuance of interpretations by regulatory bodies.

FORTUNE BRANDS HOME & SECURITY, INC.
Reconciliation of Income Statement - GAAP to Before Charges/Gains Information
Twelve Months Ended December 31,
$ in millions, except per share amounts
(unaudited)

		Before Charges/Gains adjustments

		Restructuring	Defined benefit	Asset		Write-off of	Loss on sale	Before
	GAAP	and other	plan actuarial	impairments	Tax Items (1)	Prepaid Debt	of product line	Charges/Gains
	(unaudited)	charges	(gains)/losses			Issuance Costs		(Non-GAAP)

2017	YEAR TO DATE

Net Sales	$5,283.3	-	-	-	-	-	-

Cost of products sold	3,350.8	(9.3)	0.4	-	-	-	-
Selling, general & administrative expenses	1,194.8	(5.4)	0.1	(5.1)	-	-	-
Amortization of intangible assets	31.7	-	-	-	-	-	-
Loss on sale of product line	2.4	-	-	-	-	-	(2.4)
Asset impairment charges	3.2	-	-	(3.2)	-	-	-
Restructuring charges	8.3	(8.3)	-	-	-	-	-

Operating Income	692.1	23.0	(0.5)	8.3	-	-	2.4	725.3

Interest expense	49.4	-	-	-	-	-	-
Other expense, net	7.9	-	-	(7.0)	-	-	-
Income from continuing operations before income taxes	634.8	23.0	(0.5)	15.3	-	-	2.4	675.0

Income taxes	159.5	6.7	(0.2)	4.2	25.7	-	(0.1)

Income from continuing operations, net of tax	$475.3	16.3	(0.3)	11.1	(25.7)	-	2.5	$479.2

Loss from discontinued operations, net of tax	(2.6)	-	-	-	-	-	-

Net Income	472.7	-	-	-	-	-	-

Less: Noncontrolling interests	0.1	-	-	-	-	-	-

Net Income attributable
to Fortune Brands Home & Security, Inc.	$472.6	16.3	(0.3)	11.1	(25.7)	-	2.5	$476.5

Income from continuing operations, net of tax
less noncontrolling interests	$475.2	16.3	(0.3)	11.1	(25.7)	-	2.5	$479.1

Diluted Average Shares Outstanding	155.8							155.8

Diluted EPS - Continuing Operations	3.05							3.08

2016

Net Sales	$4,984.9	-	-	-	-	-	-

Cost of products sold	3,180.3	(8.3)	(1.3)	-	-	-	-
Selling, general & administrative expenses	1,129.9	(1.0)	(0.6)	-	-	-	-
Amortization of intangible assets	28.1	-	-	-	-	-	-
Restructuring charges	13.9	(13.9)	-	-	-	-	-

Operating Income	632.7	23.2	1.9	-	-	-	-	657.8

Interest expense	49.1	-	-	-	-	(1.3)	-
Other expense, net	1.5	-	-	-	-	-	-
Income from continuing operations before income taxes	582.1	23.2	1.9	-	-	1.3	-	608.5

Income taxes	169.7	6.7	0.6	-	(3.1)	0.5	-

Income from continuing operations, net of tax	$412.4	16.5	1.3	-	3.1	0.8	-	$434.1

Income from discontinued operations, net of tax	0.8	-	-	-	-	-	-

Net Income	413.2	-	-	-	-	-	-

Less: Noncontrolling interests	-	-	-	-	-	-	-

Net Income attributable
to Fortune Brands Home & Security, Inc.	$413.2	16.5	1.3	-	3.1	0.8	-	$434.9

Income from continuing operations, net of tax
less noncontrolling interests	$412.4	16.5	1.3	-	3.1	0.8	-	$434.1

Diluted Average Shares Outstanding	157.8							157.8

Diluted EPS - Continuing Operations	2.61							2.75

(1) Tax Items for the twelve months ended December 31, 2017 reflect a reduction of income taxes of $25.7 million due to the net impact of the Tax Cuts and Jobs Act of 2017 (the “Tax Act”). This net benefit represents the Company’s current best estimate of the impact of the Tax Act and this estimate may be updated in the future as new information becomes available, including the issuance of interpretations by regulatory bodies.

FORTUNE BRANDS HOME & SECURITY, INC.
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2017	2016	% Change	2017	2016	% Change
Net Sales (GAAP)
Cabinets	$625.9	$600.6	4	$2,467.1	$2,397.8	3
Plumbing	469.3	426.4	10	1,720.8	1,534.4	12
Doors	128.7	121.7	6	502.9	473.0	6
Security	158.6	152.9	4	592.5	579.7	2
Total Net Sales	$1,382.5	$1,301.6	6	$5,283.3	$4,984.9	6

Operating Income (loss)
Cabinets	$61.8	$63.8	(3)	$267.2	$257.8	4
Plumbing	92.8	83.7	11	363.6	326.3	11
Doors	18.7	15.8	18	74.5	61.9	20
Security	16.0	21.9	(27)	72.4	66.6	9
Corporate:
General and administrative expense	(26.5)	(19.4)	(37)	(90.3)	(80.7)	(12)
Defined benefit plan income (1)	0.2	0.6	(67)	4.7	0.8	488
Total Corporate expenses	(26.3)	(18.8)	(40)	(85.6)	(79.9)	(7)

Total Operating Income (GAAP)	$163.0	$166.4	(2)	$692.1	$632.7	9

OPERATING INCOME BEFORE CHARGES/GAINS RECONCILIATION

Operating Income (loss) Before Charges/Gains (a)
Cabinets	$67.0	$63.8	5	$272.4	$259.6	5
Plumbing	97.5	87.7	11	370.9	332.2	12
Doors	18.7	16.2	15	74.5	62.3	20
Security	23.8	23.9	-	88.5	81.6	8
Corporate:
General and administrative expense	(21.4)	(19.5)	(10)	(85.2)	(80.8)	(5)
Defined benefit plan income (b)	1.0	0.7	43	4.2	2.9	45
Total Corporate expenses	(20.4)	(18.8)	(9)	(81.0)	(77.9)	(4)

Total Operating Income Before Charges/Gains (a)	186.6	172.8	8	725.3	657.8	10
Restructuring and other charges (2) (3)	(17.7)	(6.4)	(177)	(23.0)	(23.2)	1
Asset impairment charges	(5.1)	-	(100)	(8.3)	-	(100)
Loss on sale of product line	-	-	-	(2.4)	-	(100)
Defined benefit plan actuarial gains/(losses) (4)	(0.8)	-	(100)	0.5	(1.9)	126
Total Operating Income (GAAP)	$163.0	$166.4	(2)	$692.1	$632.7	9

(1) Corporate expenses as derived in accordance with GAAP include the components of defined benefit plan expense other than service cost including actuarial gains and losses.

(2) Restructuring charges are costs incurred to implement significant cost reduction initiatives and include workforce reduction costs.

(3) "Other charges" represent charges or gains directly related to restructuring initiatives that cannot be reported as restructuring under GAAP. Such costs may include inventory obsolescence provisions, trade receivables allowances from exiting product lines, accelerated depreciation resulting from the closure of facilities, and gains or losses on the sale of previously closed facilities. In addition, other charges include acquisition related inventory step-up expense of $2.0 million for the twelve months ended December 31, 2017 and $3.8 million for the twelve months ended December 31, 2016 in our Plumbing Segment, $ 1.6 million of compensation expense related to deferred purchase price considerations payable to certain former Victoria + Albert shareholders contingent on their employment through October 2018 and $0.7 million of transaction related U.K. stamp duty resulting from our acquisition of Victoria + Albert.

(4) Represents actuarial gains or losses associated with our defined benefit plans. Actuarial gains or losses in a period represent the difference between actual and actuarially assumed experience, principally related to liability discount rates and plan asset returns, as well as other actuarial assumptions including compensation rates, turnover rates, and health care cost trend rates. The Company recognizes actuarial gains or losses immediately in operating income to the extent they cumulatively exceed a “corridor.” The corridor is equal to the greater of 10% of the fair value of plan assets or 10% of a plan’s projected benefit obligation. Actuarial gains or losses are determined at required remeasurement dates which occur at least annually in the fourth quarter. Remeasurements due to plan amendments and settlements may also occur in interim periods during the year. Our operating income before charges/gains reflects our expected rate of return on pension plan assets which in a given period may materially differ from our actual return on plan assets. Our liability discount rates and plan asset returns are based upon difficult to predict fluctuations in global bond and equity markets that are not directly related to the Company’s business. We believe that the exclusion of actuarial gains or losses from operating income before charges/gains provides investors with useful supplemental information regarding the underlying performance of the business from period to period that may be considered in conjunction with our operating income as measured on a GAAP basis. We present this supplemental information because such actuarial gains or losses may create volatility in our operating income that does not necessarily have an immediate corresponding impact on operating cash flow or the actual compensation and benefits provided to our employees. The table below sets forth additional supplemental information on the Company’s historical actual and expected rate of return on plan assets, as well as discount rates used to value its defined benefit obligations:

($ In millions)
	Year Ended		Year Ended
	December 31, 2017		December 31, 2016
	%	$	%	$
Actual return on plan assets	16.3%	$83.2	10.0%	$46.6
Expected return on plan assets	6.4%	37.3	6.6%	37.2
Discount rate at December 31:
Pension benefits	3.8%		4.3%
Postretirement benefits	3.4%		3.4%

(a) (b) For definitions of Non-GAAP measures, see Definitions of Terms page

FORTUNE BRANDS HOME & SECURITY, INC.

BEFORE CHARGES/GAINS OPERATING MARGIN TO OPERATING MARGIN
(Unaudited)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2017	2016	Change	2017	2016	Change

CABINETS
Before Charges/Gains Operating Margin	10.7%	10.6%	10 bps	11.0%	10.8%	20 bps
Restructuring & Other Charges	(0.8%)	-		(0.2%)	-
Operating Margin	9.9%	10.6%	(70) bps	10.8%	10.8%	0 bps

PLUMBING
Before Charges/Gains Operating Margin	20.8%	20.6%	20 bps	21.6%	21.7%	(10) bps
Restructuring & Other Charges	(1.0%)	(1.0%)		(0.5%)	(0.4%)
Operating Margin	19.8%	19.6%	20 bps	21.1%	21.3%	(20) bps

DOORS
Before Charges/Gains Operating Margin	14.5%	13.3%	120 bps	14.8%	13.2%	160 bps
Restructuring & Other Charges	-	(0.3%)		-	(0.1%)
Operating Margin	14.5%	13.0%	150 bps	14.8%	13.1%	170 bps

SECURITY
Before Charges/Gains Operating Margin	15.0%	15.6%	(60) bps	14.9%	14.1%	80 bps
Restructuring & Other Charges	(4.9%)	(1.3%)		(1.8%)	(2.6%)
Asset Impairment	-	-		(0.5%)	-
Loss on sale of product line	-	-		(0.4%)	-
Operating Margin	10.1%	14.3%	(420) bps	12.2%	11.5%	70 bps

Total Company
Before Charges/Gains Operating Margin	13.5%	13.3%	20 bps	13.7%	13.2%	50 bps
Restructuring & Other Charges	(1.2%)	(0.5%)		(0.4%)	(0.5%)
Asset Impairments	(0.4%)	-		(0.2%)	-
Loss on sale of product line	-	-		-	-
Defined benefit plan actuarial gains/(losses)	(0.1%)	-		-	-
Operating Margin	11.8%	12.8%	(100) bps	13.1%	12.7%	40 bps

Operating margin is calculated as operating income derived in accordance with GAAP divided by GAAP Net Sales. Before charges/gains operating margin is operating income derived in accordance with GAAP excluding restructuring and other charges, loss on the sale of product line and asset impairments, and for the total Company, the impact of income and expense from actuarial gains or losses associated with our defined benefit plans recorded in the Corporate segment, divided by GAAP net sales. Before charges/gains operating margin is a measure not derived in accordance with GAAP. Management uses this measure to evaluate the returns generated by FBHS and its business segments. Management believes this measure provides investors with helpful supplemental information regarding the underlying performance of the Company from period to period. This measure may be inconsistent with similar measures presented by other companies.

FORTUNE BRANDS HOME & SECURITY, INC.
RECONCILIATION OF PERCENTAGE CHANGE IN NET SALES EXCLUDING GPG
ACQUISITIONS TO PERCENTAGE CHANGE IN NET SALES (GAAP)
(Unaudited)

Three Months Ended
December 31, 2017

PLUMBING
Percentage change in Net Sales excluding acquisitions (organic)	9%
Acquisition Net Sales	1%
Percentage change in Net Sales (GAAP)	10%

Net sales excluding acquisitions is Plumbing net sales derived in accordance with GAAP excluding Shaws and Victoria + Albert. Management uses this measure to evaluate the overall performance of the Plumbing segment and believes this measure provides investors with helpful supplemental information regarding the underlying performance of the segment from period to period. This measure may be inconsistent with similar measures presented by other companies.

Definitions of Terms: Non-GAAP Measures

(a) Operating income before charges/gains is operating income derived in accordance with GAAP excluding restructuring and other charges, the impact of income and expense from actuarial gains or losses associated with our defined benefit plans, asset impairment charges and the loss on the sale of product line. Operating income before charges/gains is a measure not derived in accordance with GAAP. Management uses this measure to evaluate the returns generated by FBHS and its business segments. Management believes this measure provides investors with helpful supplemental information regarding the underlying performance of the Company from period to period. This measure may be inconsistent with similar measures presented by other companies.

(b) Defined benefit plan income includes the components of defined benefit plan expense other than service costs. It further excludes actuarial gains or losses.

(c) Diluted EPS before charges/gains is income from continuing operations, net of tax, less noncontrolling interests calculated on a diluted per-share basis excluding restructuring and other charges, the impact of income and expense from actuarial gains or losses associated with our defined benefit plans, asset impairment charges, the loss on the sale of product line, write-off of prepaid debt issuance costs and tax items. Diluted EPS before charges/gains is a measure not derived in accordance with GAAP. Management uses this measure to evaluate the overall performance of the Company and believes this measure provides investors with helpful supplemental information regarding the underlying performance of the Company from period to period. This measure may be inconsistent with similar measures presented by other companies.

(d) EBITDA before charges/gains is income from continuing operations, net of tax, derived in accordance with GAAP excluding restructuring and other charges, the impact of income and expense from actuarial gains or losses associated with our defined benefit plans, depreciation, asset impairment charges, the loss on sale of product line, amortization of intangible assets, interest expense, and income taxes. EBITDA before charges/gains is a measure not derived in accordance with GAAP. Management uses this measure to assess returns generated by FBHS. Management believes this measure provides investors with helpful supplemental information about the Company's ability to fund internal growth, make acquisitions and repay debt and related interest. This measure may be inconsistent with similar measures presented by other companies.

(e) Asset impairment charges for the three months ended December 31, 2017, represent an impairment of a cost investment in a developmental stage home security company classified in other expense and an impairment of a long-lived Corporate asset classified in selling, general and administrative expenses. In addition, asset impairments for the twelve months ended December 31, 2017, include impairments related to our decision during the first quarter of 2017 to sell the Field ID product line.

CONTACT:
Fortune Brands Home & Security, Inc.
INVESTOR and MEDIA CONTACT:
Kaveh Bakhtiari
847-484-4573
kaveh.bakhtiari@fbhs.com